Alliance HealthCare Services	News Release
Page 1 of 13	November 3, 2016

Exhibit 99.1

NEWS RELEASE
CONTACT
Rhonda Longmore-Grund
Executive Vice President Chief Financial Officer
949.242.5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2016

NEWPORT BEACH, CA — November 3, 2016 — Alliance HealthCare Services, Inc. (NASDAQ: AIQ) (the “Company”, “Alliance”, “we” or “our”), a leading national provider of outsourced radiology, oncology and interventional services, announced today the results for the quarter and nine months ended September 30, 2016.

Third Quarter 2016 Highlights

•

The Company reported revenue totaling $127.1 million for the third quarter, a $6.3 million or 5.2% increase over the third quarter of last year. On a sequential basis, revenue increased $1.8 million or 1.4% over second quarter of 2016.

•

The Company generated $35.1 million of Adjusted EBITDA (as defined below) for the quarter, a $1.3 million or 3.7% increase over the third quarter of last year. On a sequential basis, Adjusted EBITDA increased $0.7 million or 1.9% over second quarter of 2016.

•

Net income attributable to Alliance was $1.4 million for the quarter as compared to $7.2 million in the third quarter of prior year, which included a one-time non-cash gain of $10.0 million related to a transaction that occurred during the third quarter of 2015. Excluding the one-time cash gain on a tax-affected basis, the net income attributable to Alliance would have been $1.5 million in 2015 as compared to $1.4 million in the current quarter.

•	GAAP Net Income per Share was $0.12 for the quarter and Adjusted Net Income per Share (as defined below) was $0.33.
•	The Company continued to generate strong cash flow, with $24.1 million of quarterly operating cash flow, compared to $17.0 million in the third quarter of the prior year.
•	Alliance Radiology revenue increased by 2.8% to $88.7 million with strong same-store volume growth of +1.1% for MRI and +5.3% for PET/CT for the quarter.
•	Alliance Oncology revenue increased by 4.1% to $26.3 million for the quarter.
•	Alliance Interventional revenue increased by 28.5% to $11.5 million for the quarter.
•	Based on our results thus far this year, we reaffirmed full-year 2016 guidance for revenue ranging from $505 million - $535 million and Adjusted EBITDA of $130 million - $150 million.

2016 Financial Results

“Consistent with expectations we outlined on our Q2 earnings call, the third quarter reflects growth, both sequentially and year-over-year, across all of the business segments including Radiology, Oncology and Interventional. Sales, business development and operational improvements our teams have made, enhance the value proposition we provide to our customers leading to an improved competitive position and resulting strong performance in retaining existing customers and securing new customers,” stated Tom Tomlinson, Chief Executive Officer and President of Alliance HealthCare Services. “Our Radiology business delivered another consecutive quarter of strong same-store growth for MRI and PET/CT as well as improved performance in customer retention and contract wins. This marks the tenth consecutive quarter of same-store volume growth for MRI and seventh consecutive quarter of growth for PET/CT. Alliance Oncology didn’t complete any new projects in the quarter, but we expect to be in a position to announce another significant joint venture before the end of the year.”

Alliance HealthCare Services	News Release
Page 2 of 13	November 3, 2016

Tomlinson continued, “Again, consistent with Q2, in the third quarter we had some success from initiatives focused on balance sheet management. We generated strong cash flows, allowing us to reduce leverage while making necessary investments to support customer retention and growth. We continue to work with Thai Hot, our new majority shareholder, to evaluate opportunities to enhance our long-term growth strategy both domestically and in China.  We are reaffirming full-year 2016 guidance of revenue ranging from $505 million - $535 million and Adjusted EBITDA of $130 million - $150 million.”

Revenue for the third quarter of 2016 increased to $127.1 million, compared to $120.8 million in the third quarter of 2015. This increase was primarily due to an increase in Alliance Interventional revenue of $2.5 million, in Alliance Radiology revenue of $2.3 million, and in Oncology revenue of $1.1 million, when compared to the third quarter of 2015.

Alliance’s Adjusted EBITDA for the third quarter of 2016 increased 3.7% to $35.1 million from $33.9 million in the third quarter of 2015. The increases were primarily driven by strong continued same-store volume growth across both Radiology and Oncology, net new sales and partnerships and our continued expansion in the Alliance Interventional line of business.

Alliance’s net income, computed in accordance with GAAP, totaled $1.4 million in the third quarter of 2016 compared to $7.2 million in the third quarter of 2015. The $5.8 million decline is largely due to the net impact of a $10.0 million non-cash gain in the third quarter of 2015 which did not re-occur in 2016. Excluding the one-time cash gain on a tax-affected basis, the net income attributable to Alliance would have been $1.5 million in 2015 as compared to $1.4 million in the current quarter.

Net income per share on a diluted basis, computed in accordance with GAAP, was $0.12 per share in the third quarter of 2016 compared to $0.67 per share for same quarter of 2015. The $0.55 per share decline is largely due to the net impact of $0.53 in earnings per share generated from one-time tax-affected non-cash gains in the third quarter of 2015 relating to a transaction which did not re-occur in 2016.

Net income per share on a diluted basis was impacted by net charges (benefits) of $0.21 in the third quarter of 2016 and $(0.33) in the third quarter of 2015 due to severance and related costs, restructuring charges, transaction costs, shareholder transaction costs, deferred financing costs in connection with shareholder transaction, impairment charges, legal matters expense, net, changes in fair value of contingent consideration related to acquisitions, other non-cash charges (gains), non-cash gain on step acquisition, and differences in the GAAP income tax rate from our historical income tax rate of 42.5%. Excluding these charges (benefits), adjusted net income per diluted share – non-GAAP was $0.33 for the third quarter 2016 and $0.34 for the same quarter of 2015.

Cash flows provided by operating activities totaled $24.1 million in the third quarter of 2016, compared to $17.0 million in the third quarter of 2015. In the third quarter of 2016, total capital expenditures, including cash paid for equipment purchases and deposits on equipment and capital leases, totaled $13.3 million compared to $16.1 million in the third quarter of 2015.

Alliance’s gross debt, defined as total long-term debt (including current maturities but excluding the impact of deferred financing costs), decreased $17.2 million to $560.5 million at September 30, 2016 from $577.7 million at December 31, 2015. Alliance’s net debt, defined as total long-term debt (including current maturities but excluding the impact of deferred financing costs) less cash and cash equivalents, increased $1.3 million to $540.9 million at September 30, 2016 from $539.6 million at December 31, 2015. Cash and cash equivalents were $19.6 million at September 30, 2016 and $38.1 million at December 31, 2015.

Alliance’s total debt, as defined above, divided by the last twelve months Consolidated Adjusted EBITDA was 4.13x for the twelve month period ended September 30, 2016, compared to 4.15x for the quarter ended June 30, 2016 and 4.10x for the year ended December 31, 2015. Alliance’s net debt, as defined above, divided by the last twelve months Consolidated Adjusted EBITDA was 3.99x for the twelve month period ended September 30, 2016, compared to 3.83x for the year ended December 31, 2015.

Alliance HealthCare Services	News Release
Page 3 of 13	November 3, 2016

Full Year 2016 Guidance

Alliance’s full year 2016 guidance ranges are as follows:

Ranges
(dollars in millions)
Revenue	$505 - $535
Adjusted EBITDA	$130 - $150
Capital expenditures	$75 - $90
Maintenance	$45 - $55
Growth	$30 - $35

Decrease/(increase) in long-term debt, net of the change in

   cash and cash equivalents (before investments in

   acquisitions), before growth capital expenditures

   or “free cash flow before growth capital expenditures”

$20 - $40

Decrease/(increase) in long-term debt, net of the change

   in cash and cash equivalents (before investments in

   acquisitions), after growth capital expenditures

   or “free cash flow after growth capital expenditures”

($15) - ($25)

Third Quarter 2016 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing third quarter 2016 results. The conference call is scheduled for Thursday, November 3, 2016 at 5 p.m. Eastern Time. Additionally, a live webcast of the call will be available on the Company’s website at www.alliancehealthcareservices-us.com. Click on “About Us,” then, “Investor Relations.” You will find the Audio Presentation in the “News & Events” section. A replay of the webcast will be available on the Company’s website until December 3, 2016.

The conference call can be accessed at 877.638.4550 (International callers can dial 973.582.2737). Interested parties should call at least five minutes prior to the call to register. A telephone replay will be available until January 3, 2017. The telephone replay can be accessed by calling 800.585.8367. The conference call identification number is 9264474.

Definition of Non-GAAP Measures

Adjusted EBITDA and Adjusted Net Income Per Share are not measures of financial performance under generally accepted accounting principles in the United States (“GAAP”).

For a more detailed discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure, see the section entitled “Non-GAAP Measures” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services (NASDAQ: AIQ) is a leading national provider of outsourced healthcare services to hospitals and providers. We also operate freestanding outpatient radiology, oncology and interventional services clinics, and Ambulatory Surgical Centers (“ASC”) that are not owned by hospitals or providers. Diagnostic radiology services are delivered through the Radiology Division (Alliance HealthCare Radiology), radiation oncology services are delivered through the Oncology Division (Alliance Oncology), and interventional and pain management services are delivered through the Interventional Division (Alliance Interventional). Alliance is the nation’s largest provider of advanced diagnostic mobile imaging services, an industry-leading operator of fixed-site imaging centers, and a leading provider of stereotactic radiosurgery nationwide. As of September 30, 2016, Alliance operated 619 diagnostic radiology and radiation therapy systems, including 112 fixed-site radiology centers across the country, and 32 radiation therapy centers and SRS facilities. With a strategy of partnering with hospitals, health systems and physician practices, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 45 states, where approximately 2,400 Alliance Team Members are committed to providing exceptional patient care and exceeding customer expectations. For more information, visit www.alliancehealthcareservices-us.com.

Alliance HealthCare Services	News Release
Page 4 of 13	November 3, 2016

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to the Company’s long-term growth strategy and efforts to diversify its business model, the Company’s plans to expand its Interventional Division, both organically and through one or more acquisitions, the Company’s expectations regarding growth across the Company’s divisions, the expansion of its service footprint and revenue growth, maximizing shareholder value, and the Company’s Full Year 2016 Guidance, including its forecasts of revenue, Adjusted EBITDA, capital expenditures, and increase in long-term debt. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the Company’s ability to comply with reporting obligations and other covenants under the Company’s debt instruments, the failure of which could cause the debt to become due; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition and overcapacity in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth or lack thereof in the market for radiology, oncology, interventional and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit and equity markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, costs, delays and impediments to completing the acquisitions, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

Alliance HealthCare Services	News Release
Page 5 of 13	November 3, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$127,121	$120,784	$376,162	$348,717
Costs and expenses:
Cost of revenues, excluding depreciation and amortization	71,132	67,057	211,985	196,428
Selling, general and administrative expenses	23,061	24,543	71,501	66,298
Transaction costs	138	432	986	1,964
Shareholder transaction costs	1,009	—	3,516	—
Severance and related costs	762	277	3,186	731
Impairment charges	—	71	—	6,817
Depreciation expense	13,899	12,247	40,677	35,952
Amortization expense	2,556	2,377	7,493	6,907
Interest expense, net	9,072	6,660	25,439	19,582
Other income, net	(1,915)	(10,451)	(6,249)	(10,324)
Total costs and expenses	119,714	103,213	358,534	324,355
Income before income taxes, earnings from unconsolidated investees, and noncontrolling interest	7,407	17,571	17,628	24,362
Income tax expense	1,862	5,098	3,137	5,304
Earnings from unconsolidated investees	(282)	(592)	(927)	(3,047)
Net income	5,827	13,065	15,418	22,105
Less: Net income attributable to noncontrolling interest	(4,469)	(5,861)	(12,791)	(15,111)
Net income attributable to Alliance HealthCare Services, Inc.	$1,358	$7,204	$2,627	$6,994

Comprehensive income (loss), net of taxes:
Net income	5,827	13,065	15,418	22,105
Unrealized gain (loss) on hedging transactions, net of taxes	24	(8)	(18)	(149)
Reclassification adjustment for losses included in net income, net of taxes	148	—	236	—
Total comprehensive income, net of taxes	5,999	13,057	15,636	21,956
Comprehensive income attributable to noncontrolling interest	(4,469)	(5,861)	(12,791)	(15,111)
Comprehensive income attributable to Alliance HealthCare Services, Inc.	$1,530	$7,196	$2,845	$6,845

Income per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.12	$0.67	$0.24	$0.65
Diluted	$0.12	$0.67	$0.24	$0.65
Weighted average number of shares of common stock and common stock equivalents:
Basic	10,888	10,716	10,850	10,715
Diluted	10,963	10,815	10,953	10,832

Alliance HealthCare Services	News Release
Page 6 of 13	November 3, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2016	2015
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$19,608	$38,070
Accounts receivable, net of allowance for doubtful accounts	74,605	73,208
Prepaid expenses	12,939	13,463
Other receivables	3,408	3,206
Total current assets	110,560	127,947
Plant, property and equipment, net	206,596	177,188
Goodwill	105,239	102,782
Other intangible assets, net	162,326	162,923
Other assets	22,794	32,820
Total assets	$607,515	$603,660
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$29,982	$20,796
Accrued compensation and related expenses	23,334	19,933
Accrued interest payable	3,254	3,323
Current portion of long-term debt	18,124	17,732
Current portion of obligations under capital leases	3,321	2,674
Other accrued liabilities	28,397	36,453
Total current liabilities	106,412	100,911
Long-term debt, net of current portion and deferred financing costs	498,885	540,353
Obligations under capital leases, net of current portion	13,541	10,332
Deferred income taxes	26,098	23,020
Other liabilities	7,526	6,664
Total liabilities	652,462	681,280

Stockholders’ deficit:
Common stock	109	108
Treasury stock	(3,138)	(3,138)
Additional paid-in capital	60,815	29,297
Accumulated comprehensive loss	(293)	(511)
Accumulated deficit	(195,766)	(198,393)
Total stockholders’ deficit attributable to Alliance HealthCare Services, Inc.	(138,273)	(172,637)
Noncontrolling interest	93,326	95,017
Total stockholders’ deficit	(44,947)	(77,620)
Total liabilities and stockholders’ deficit	$607,515	$603,660

Alliance HealthCare Services	News Release
Page 7 of 13	November 3, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2016	2015
Operating activities:
Net income	$15,418	$22,105
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,663	2,373
Share-based payment	2,187	1,242
Depreciation and amortization	48,170	42,859
Amortization of deferred financing costs	5,690	2,602
Accretion of discount on long-term debt	383	357
Adjustment of derivatives to fair value	520	100
Distributions from unconsolidated investees	955	3,332
Earnings from unconsolidated investees	(927)	(3,047)
Deferred income taxes	2,413	4,043
Gain on sale of assets	(1,279)	(685)
Changes in fair value of contingent consideration related to acquisitions	(4,640)	—
Non-cash gain on step acquisition	—	(9,950)
Other non-cash gain	(248)	—
Gain on acquisition	—	(209)
Impairment charges	—	6,817
Excess tax benefit from share-based payment arrangements	(87)	5
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(2,787)	(2,674)
Prepaid expenses	220	(1,106)
Other receivables	1,392	451
Other assets	279	1,488
Accounts payable	8,026	(363)
Accrued compensation and related expenses	3,401	(968)
Accrued interest payable	(69)	116
Income taxes payable	551	55
Other accrued liabilities	864	(4,248)
Net cash provided by operating activities	82,095	64,695

Investing activities:
Equipment purchases	(52,977)	(39,382)
Increase in deposits on equipment	(8,122)	(13,024)
Acquisitions, net of cash received	(6,659)	(22,657)
Proceeds from sale of assets	1,663	868
Net cash used in investing activities	(66,095)	(74,195)

Alliance HealthCare Services	News Release
Page 8 of 13	November 3, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2016	2015
Financing activities:
Principal payments on equipment debt and capital lease obligations	(12,437)	(6,664)
Proceeds from equipment debt	11,793	23,295
Principal payments on term loan facility	(3,900)	(8,651)
Proceeds from term loan facility	—	29,850
Principal payments on revolving loan facility	(45,000)	(28,000)
Proceeds from revolving loan facility	29,000	26,000
Payments of debt issuance costs and deferred financing costs	(25,493)	(801)
Distributions to noncontrolling interest in subsidiaries	(18,045)	(13,734)
Contributions from noncontrolling interest in subsidiaries	1,113	—
Excess tax benefit from share-based payment arrangements	87	(5)
Issuance of common stock	1	—
Proceeds from exercise of stock options	614	25
Settlement of contingent consideration related to acquisitions	(825)	—
Proceeds from shareholder transaction	28,630	—
Net cash (used in) provided by financing activities	(34,462)	21,315
Net (decrease) increase in cash and cash equivalents	(18,462)	11,815
Cash and cash equivalents, beginning of period	38,070	33,033
Cash and cash equivalents, end of period	$19,608	$44,848

Supplemental disclosure of cash flow information:
Interest paid	$19,100	$16,973
Income taxes paid, net of refunds	102	327
Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations related to the purchase of equipment	1,499	1,294
Equipment purchases in accounts payable and accrued equipment	(2,491)	2,417
Noncontrolling interest assumed in connection with acquisitions	2,948	30,417
Fair value of contingent consideration related to acquisitions	420	—
Extinguishment of note receivable	—	3,071
Transfer of equity investment as consideration in step acquisition	—	690
Transfer of equipment as consideration in step acquisition	—	477
Transfer of fair value of equity investment in step acquisition	—	13,645

Alliance HealthCare Services	News Release
Page 9 of 13	November 3, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

NON-GAAP MEASURES

(in thousands)

Adjusted EBITDA and Adjusted Net Income Per Share (the “Non-GAAP Measures”) are not measures of financial performance under generally accepted accounting principles in the U.S., or “GAAP.”

Adjusted EBITDA, as defined by the Company’s management, is consistent with the definition in the Company’s Credit Agreement and represents net income (loss) before: income tax (benefit) expense, interest expense, net, depreciation expense, amortization expense, non-cash share-based payment, severance and related costs, net income attributable to noncontrolling interest, restructuring charges, transaction costs, shareholder transaction costs, non-cash impairment charges, legal matters expense, net, changes in fair value of contingent consideration related to acquisitions, non-cash gain on step acquisition and other non-cash charges, net, which include non-cash gain on sales of equipment. The components used to reconcile Net Income (Loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA.

Adjusted Net Income Per Share, as defined by the Company’s management, represents net income (loss) before: severance and related charges, restructuring charges, transaction costs, shareholder transaction costs, deferred financing costs in connection with shareholder transaction, impairment charges, legal matters expenses, net, changes in fair value of contingent consideration related to acquisitions, other non-cash charges (gains), non-cash gain on step acquisition, and differences in the GAAP income tax rate compared to our historical income tax rate. The components used to reconcile net income (loss) per share to Adjusted Net Income Per Share are consistent with our historical presentation of Adjusted Net Income Per Share.

Management uses the Non-GAAP Measures, and believes they are useful measures for investors, for a variety of reasons. Management regularly communicates the results of its Non-GAAP Measures and management’s interpretation of such results to its board of directors. Management also compares the Company’s results of its Non-GAAP Measures against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that these measures are indicative of how our radiology, oncology and interventional services businesses are performing and are being managed. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its radiology, oncology and interventional services businesses.

In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Non-GAAP Measures have certain limitations as analytical financial measures, which management compensates for by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in the Non-GAAP Measures. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations and because the Non-GAAP Measures may not be directly comparable to similarly titled measures reported by other companies, however, the Non-GAAP Measures should not be considered as an alternative to the most directly comparable GAAP measure, or as an alternative to any other GAAP measure of operating performance.

Alliance HealthCare Services	News Release
Page 10 of 13	November 3, 2016

The calculation of Adjusted EBITDA is shown below:

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015	2016
Net income attributable to Alliance HealthCare Services, Inc.	$1,358	$7,204	$2,627	$6,994	$2,375
Income tax expense	1,862	5,098	3,137	5,304	4,369
Interest expense, net	9,072	6,660	25,439	19,582	32,098
Depreciation expense	13,899	12,247	40,677	35,952	13,825
Amortization expense	2,556	2,377	7,493	6,907	49,181
Share-based payment (included in selling, general and administrative expenses)	407	423	2,650	1,242	3,109
Severance and related costs	762	277	3,186	731	3,775
Net income attributable to noncontrolling interest	4,469	5,861	12,791	15,111	18,053
Restructuring charges	284	216	1,635	707	2,255
Transaction costs	138	432	986	1,964	2,318
Shareholder transaction costs	1,009	—	3,516	—	5,369
Impairment charges	—	71	—	6,817	-
Legal matters expense, net (included in selling, general and administrative expenses)	(88)	2,924	106	5,827	1,194
Changes in fair value of contingent consideration related to acquisitions	(1,000)	—	(4,640)	—	(4,640)
Other non-cash charges, net (included in other income, net)	385	22	324	805	635
Non-cash gain on step acquisition (included in other income, net)	—	(9,950)	—	(9,950)	(722)
Adjusted EBITDA	$35,113	$33,862	$99,927	$97,993	$133,194

The leverage ratio calculations as of September 30, 2016, are shown below:

	Consolidated
Total debt	$560,537
Less: Cash and cash equivalents	(19,608)
Net debt	$540,929
Last 12 months Adjusted EBITDA	133,194
Pro-forma acquisitions in the last 12 month period (1)	2,523
Last 12 months Consolidated Adjusted EBITDA	$135,717
Total leverage ratio	4.13	x
Net leverage ratio	3.99	x

(1)	Gives pro-forma effect to acquisitions occurring during the last twelve months pursuant to the terms of the Credit Agreement.

Alliance HealthCare Services	News Release
Page 11 of 13	November 3, 2016

The reconciliation of income per diluted share – GAAP to adjusted net income per diluted share – non-GAAP is shown below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Income per diluted share - GAAP	$0.12	$0.67	$0.24	$0.65
Reconciling charges (benefits) to arrive at Adjusted net income per diluted share - non-GAAP:
Severance and related charges, net of taxes	0.04	0.01	0.17	0.04
Restructuring charges, net of taxes	0.01	0.01	0.09	0.04
Transaction costs, net of taxes	0.01	0.02	0.05	0.10
Shareholder transaction costs, net of taxes	0.05	—	0.18	—
Deferred financing costs in connection with shareholder transaction, net of taxes	0.10	—	0.19	—
Impairment charges, net of taxes	—	—	—	0.36
Legal matters expense, net, net of taxes	—	0.16	0.01	0.31
Changes in fair value of contingent consideration related to acquisitions, net of taxes	(0.05)	—	(0.24)	—
Other non-cash charges (gains), net of taxes	0.01	—	(0.01)	—
Non-cash gain on step acquisition, net of taxes	—	(0.53)	—	(0.53)
GAAP income tax rate compared to our historical income tax rate	0.04	—	0.06	0.01
Total reconciling charges (benefits)	0.21	(0.33)	0.50	0.33
Adjusted net income per diluted share- non-GAAP	$0.33	$0.34	$0.74	$0.98

The reconciliation from net income to Adjusted EBITDA for the 2016 guidance range is shown below (in millions):

	2016 Full Year
	Guidance Range
Net income	$7	$12
Income tax expense	5	9
Interest expense and other, net; depreciation expense; amortization expense; share-based payment and other expenses; noncontrolling interest in subsidiaries	118	129
Adjusted EBITDA	$130	$150

Alliance HealthCare Services	News Release
Page 12 of 13	November 3, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Three Months Ended September 30,
	2016	2015
MRI
Average number of total systems	280.1	264.1
Average number of scan-based systems	219.1	209.8
Scans per system per day (scan-based systems)	9.17	9.09
Total number of scan-based MRI scans	136,147	132,962
Price per scan	$311.51	$311.16
Scan-based MRI revenue (in millions)	$42.4	$41.4
Non-scan-based MRI revenue (in millions)	7.5	6.2
Total MRI revenue (in millions)	$49.9	$47.6
PET/CT
Average number of total systems	119.9	116.2
Average number of scan-based systems	111.7	108.4
Scans per system per day	5.49	5.38
Total number of PET/CT scans	34,548	35,501
Price per scan	$888.71	$879.72
Total PET and PET/CT revenue (in millions)	$31.9	$32.3
Oncology
Linear accelerator treatments	23,109	21,118
Stereotactic radiosurgery patients	909	901
Total Oncology revenue (in millions)	$26.3	$25.2
Interventional
Visits	57,784	37,390
Total interventional revenue (in millions)	$11.5	$9.0
Revenue breakdown (in millions)
MRI revenue	$49.9	$47.6
PET/CT revenue	31.9	32.3
Other radiology revenue	6.9	6.5
Radiology revenue	88.7	86.4
Oncology revenue	26.3	25.2
Interventional revenue	11.5	9.0
Corporate / Other	0.6	0.2
Total revenues	$127.1	$120.8
Total fixed-site revenue (in millions)	27.7	28.1

Alliance HealthCare Services	News Release
Page 13 of 13	November 3, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

RADIOLOGY AND ONCOLOGY DIVISION SAME-STORE VOLUME

The Company utilizes same-store volume growth as a historical statistical measure of the MRI and PET/CT imaging procedure, linear accelerator (“Linac”) treatment and stereotactic radiosurgery (“SRS”) case growth at its customers in a specified period on a year-over-year basis. Same-store volume growth is calculated by comparing the cumulative scan, treatment or case volume at all locations in the current year quarter to the same quarter in the prior year. The group of customers whose volume is included in the scan, treatment or case volume totals includes only those that received service from Alliance for the full quarter in each of the comparison periods.  A positive percentage represents growth over the prior year quarter and a negative percentage represents a decline over the prior year quarter. Alliance measures each of its major radiology and oncology modalities, MRI, PET/CT, Linac and SRS, separately.

The Radiology Division same-store volume growth for the last four calendar quarters ended September 30, 2016 is as follows:

	Same-Store Volume
	MRI	PET/CT
2016
Third Quarter	1.1%	5.3%
Second Quarter	2.0%	5.8%
First Quarter	6.6%	9.3%

2015
Fourth Quarter	3.6%	8.6%

The Oncology Division same-store volume growth/(decline) for the last four calendar quarters ended September 30, 2016 is as follows:

	Same-Store Volume
	Linac	SRS
2016
Third Quarter	5.7%	(4.6)%
Second Quarter	(1.1)%	(0.2)%
First Quarter	5.6%	9.0%

2015
Fourth Quarter	(6.4)%	3.9%